               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                          BESTFOODS
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

BESTFOODS 700 Sylvan Avenue International Plaza Englewood Cliffs, NJ 07632-9976 C.R. Shoemate Chairman and Chief Executive Officer

                                                                         [logo]



                                                                  March 16, 2000

Dear Stockholder:

     We will hold our 2000 annual meeting of stockholders at 9:00 a.m., local time, on Thursday, April 27, 2000 at the Radisson Hotel Englewood in Englewood, New Jersey.

     The Notice of Annual Meeting accompanying this letter describes the business to be transacted at the meeting. Since last year's annual meeting, two new independent directors have been elected to the Board. You will be asked to elect both of these new directors, in addition to four other incumbent directors, at this year's annual meeting. After the meeting, we will present a brief report on the Company and respond to your questions.

     Whether or not you plan to attend, your vote is important. You can vote by the Internet, by telephone or by completing the enclosed proxy card. Instructions for voting by the Internet or telephone are given on the enclosed proxy card, or if you hold your shares in 'street name,' you may vote your shares in accordance with your voting instruction form. If you plan to attend the meeting, please request an admission ticket when you vote.

                                           Sincerely,
                                           Charles R. Shoemate
                                           Charles R. Shoemate

                                   BESTFOODS
                               700 SYLVAN AVENUE
                              INTERNATIONAL PLAZA
                    ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

              DATE:  Thursday, April 27, 2000

              TIME:  9:00 a.m.

             PLACE:  Radisson Hotel Englewood
                     401 South Van Brunt Street
                     Englewood, New Jersey

 ITEMS OF BUSINESS:  1.  To elect five directors, each for a term of three years, and one director for a term of two years.

                     2. To ratify the appointment of independent auditors for the Company for 2000.

                     3. To transact such other business, if any, that is properly brought before the meeting.

       RECORD DATE:  You can vote if you are a stockholder of record on
                     February 29, 2000.

            VOTING: Your vote is important. Whether or not you expect to attend the meeting, please ensure that your vote will be counted by voting by the Internet, by telephone, or by signing, dating and returning your proxy card in the prepaid envelope provided. If you hold your shares in 'street name,' please vote in accordance with your voting instruction form.

 ELECTRONIC RECEIPT
OF PROXY MATERIALS:  In addition to voting your shares by the Internet, you may consent to receive next year's proxy materials via the Internet, thus eliminating receipt by mail yet allowing you to print hard copies. If your shares are registered in your name, you may consent by going to http://www.econsent.com/bfo. If your shares are registered through a bank or broker, you may consent by going to http://www.proxyvote.com, once you have voted your shares, or you may contact your bank or broker.

                                            By order of the Board of Directors,
                                            Marjory A. Appel
                                            Marjory A. Appel
                                            Secretary

March 16, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Voting and Proxy Solicitation...............................    1

Matters To Be Acted Upon:
    Proposal 1.
    Election of Directors...................................    2

    Proposal 2.
    Ratification of Appointment of Auditors.................    7

General Information

     Corporate Governance and the Board of Directors........    7

     Section 16(a) Beneficial Ownership Reporting
      Compliance............................................   13

     Stock Ownership Table..................................   13

Compensation and Nominating Committee Report On Executive
  Compensation..............................................   15

Executive Compensation......................................   20

Stockholder Return Comparison...............................   24

Stockholder Proposals For 2001 Annual Meeting...............   25

Other Business..............................................   25

                                   BESTFOODS
                               700 SYLVAN AVENUE
                              INTERNATIONAL PLAZA
                    ENGLEWOOD CLIFFS, NEW JERSEY 07632-9976

                                PROXY STATEMENT
                         VOTING AND PROXY SOLICITATION

    Your Board of Directors is soliciting proxies to be used at the annual meeting of stockholders to be held on April 27, 2000, or any adjournment of it. This proxy statement, the accompanying proxy card, and 1999 annual report to stockholders are being mailed to stockholders on March 16, 2000.

WHO CAN VOTE

    Record stockholders of common stock and ESOP preferred stock of Bestfoods at the close of business on February 29, 2000 can vote at the meeting. On
February 29, 2000, 278,634,916 shares of common stock were issued and outstanding and 1,675,708 shares of ESOP preferred stock were held by a trustee under the Savings/Retirement Plan for Salaried Employees ('Savings Plan').

    Each stockholder has one vote for each share of common stock and for each share of common stock into which ESOP preferred stock can be converted.

    Your proxy card covers not only the Bestfoods shares that you hold directly but also your shares in our automatic dividend reinvestment plan, the Bestfoods Stock Fund of the Savings Plan, and the ESOP component of the Savings Plan. If you participate in the Bestfoods Stock Fund or the ESOP component of the Savings Plan, your proxy will instruct the trustee of the Savings Plan how to vote or, if you have not indicated your choice on your proxy card, the trustee will vote your shares held in the Plan (together with the unallocated shares held by the trustee) in proportion to the way other participants as a group have voted their shares. Thus, by returning your completed proxy, you will direct the voting of your own shares as well as the vote by the trustee with respect to unallocated shares and allocated shares for which no instructions are received.

HOW TO VOTE

    Please follow the instructions given on the enclosed proxy card for Internet or telephone voting. If voting by mail, specify your choice on the proxy card, sign and date the enclosed proxy card and return it in the envelope provided. If you do not specify your choice, we will vote your shares in accordance with the recommendation of the Board of Directors. You can revoke your proxy any time before it is voted by (i) notifying our Secretary at the above address,
(ii) submitting a later-dated proxy by the Internet or by telephone,
(iii) returning a later-dated, signed proxy card, or (iv) voting in person at the meeting.

REQUIRED VOTES

    A majority of the issued and outstanding shares entitled to vote must be represented at the meeting in person or by proxy in order to have a quorum. A plurality of the shares so represented is required to elect directors and the affirmative vote of a majority of the shares so represented is required to approve other matters to be acted on. If you vote to abstain on any matter, your shares will be counted as present at the meeting for quorum purposes, but will not be counted as votes cast for the proposal specified. If you hold your stock in 'street name' and have not returned a signed proxy card, your broker will have authority to vote your shares on those matters that are considered discretionary under New York Stock Exchange rules. If your broker does not have such discretion on any matters (broker non-votes), we will count your shares as present at the meeting for quorum purposes, but we will not vote them on such matters.

    Proxies will be inspected and tabulated by the First Chicago Trust Division of EquiServe, our transfer agent.

SOLICITATION

    We are soliciting proxies by mail and have retained D. F. King & Co. Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation for a fee of $12,500 plus reasonable expenses. We will pay all costs of soliciting proxies and will reimburse brokers, banks and other nominees of our shares for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies by telephone, electronic means, or in person.

                            MATTERS TO BE ACTED UPON
                       PROPOSAL 1. ELECTION OF DIRECTORS

    At the 2000 annual meeting, the terms of four directors are expiring, all of whom are nominated for reelection to hold office for a three-year term expiring in 2003. In addition, two directors who were elected by the Board in January 2000 are nominated for initial election by stockholders, one to hold office for a two-year term expiring in 2002, and the other for a three-year term expiring in 2003.

    All of the nominees have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the meeting, the proxies will be cast for substitute nominees designated by the Board of Directors unless the Board has reduced its membership prior to the meeting. The Board does not anticipate that any of the nominees will be unavailable. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on the following pages.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

    Biographical information concerning each of the nominees and directors continuing in office is presented on the following pages.

--------------------------------------------------------------------------------
       DIRECTOR NOMINATED THIS YEAR FOR A TERM EXPIRING IN 2002 (CLASS I)
--------------------------------------------------------------------------------

[PHOTO]                  HAROLD MCGRAW III
                         Age--51
                         Director since January 2000
                         CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE MCGRAW-
                         HILL COMPANIES, INC.
                         Mr. McGraw has served as Chairman of McGraw-Hill since January 2000 and President and Chief Executive Officer since 1998. Previously, he served as President and Chief Operating Officer since 1993. He assumed responsibility for all the operating units in 1992, at which time he was appointed Executive Vice President, and was elected a member of the
                         McGraw-Hill Board in 1987.

--------------------------------------------------------------------------------
      DIRECTORS NOMINATED THIS YEAR FOR TERMS EXPIRING IN 2003 (CLASS II)
--------------------------------------------------------------------------------

[PHOTO]                  WILLIAM C. FERGUSON
                         Age--69
                         Director since 1988
                         FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF NYNEX
                         CORPORATION
                         Mr. Ferguson retired as Chairman of NYNEX in April 1995 and as Chief
                         Executive Officer in December 1994. He served as Vice Chairman from
                         1987 to  1989. Previously, Mr. Ferguson served as President and Chief
                         Executive Officer of NYNEX and New York Telephone Co. He is also a director of Corn Products International, Inc., and EIRCOM and serves on the Advisory Board of Greenwich Street Capital Partners.

------------------------------------------------------------------------------------------------

[PHOTO]                  BRUCE S. GORDON
                         Age--54
                         Director since January 2000
                         GROUP PRESIDENT OF ENTERPRISE BUSINESS GROUP OF BELL
                         ATLANTIC CORPORATION
                         Mr. Gordon has served as Group President of Bell Atlantic's
                         Enterprise Business Group since October 1998. Previously, he served as Group President of Consumer and Small Business
                         Services of Bell Atlantic's Network Services Inc. Mr. Gordon
                         is also a director of Bartech Personnel Services, The
                         Southern Company, and Infinity Broadcasting Corporation.

--------------------------------------------------------------------------------

[PHOTO]                  LEO I. HIGDON, JR.
                         Age--53
                         Director since 1993
                         PRESIDENT OF BABSON COLLEGE, WELLESLEY, MASSACHUSETTS
                         Mr. Higdon assumed the presidency of Babson College in
                         Wellesley, Massachusetts, in July 1997. From October 1993
                         until July 1997 he served as Dean of Colgate Darden Graduate
                         School of Business Administration at the University of
                         Virginia. He joined the University of Virginia from Salomon
                         Brothers Inc., where he was a member of the Executive
                         Committee. During his 20-year career at Salomon Brothers,
                         Mr. Higdon served as a managing director with
                         responsibilities for corporate finance and mergers and
                         acquisitions, as the firm's vice chairman, and as its
                         co-head of global investment banking. He is also a director of CK Witco Corp., Newmont Mining Corp., and Eaton Vance
                         Corp.

-------------------------------------------------------------------------------------


[PHOTO]                  WILLIAM S. NORMAN
                         Age--61
                         Director since 1993
                         PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE TRAVEL INDUSTRY
                         ASSOCIATION OF AMERICA
                         Mr. Norman joined the Travel Industry Association of America as President and Chief Executive Officer in the Fall of
                         1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corp. (AMTRAK) from 1987.
                         Mr. Norman is also a director of Corn Products
                         International, Inc., and the Travel Industry Association of
                         America.

-------------------------------------------------------------------------------------

[PHOTO]                  CHARLES R. SHOEMATE
                         Age--60
                         Director since 1988
                         CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         OF THE COMPANY
                         Mr. Shoemate was elected Chairman of the Board and Chief
                         Executive Officer in 1990. Prior to his election as
                         President in 1988, Mr. Shoemate served as Vice President of the Company. Mr. Shoemate joined the Company in 1962 and
                         progressed through a variety of positions in manufacturing, finance and business management. He is also a director of
                         CIGNA Corporation, International Paper Company, and Texaco
                         Inc.


--------------------------------------------------------------------------------
             DIRECTORS CONTINUING IN OFFICE UNTIL 2001 (CLASS III)
--------------------------------------------------------------------------------

[PHOTO]                  ALFRED C. DECRANE, JR.
                         Age--68
                         Director since 1994
                         FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TEXACO INC.
                         Mr. DeCrane retired as Chairman and Chief Executive Officer of Texaco Inc. in July 1996. He was elected President of
                         Texaco in 1983, Chairman of the Board in 1987, and Chief
                         Executive Officer in 1993. He is a director of CIGNA
                         Corporation, Corn Products International, Inc., Harris
                         Corporation, and U.S. Global Leaders Growth Fund, Ltd.

-------------------------------------------------------------------------------------

[PHOTO]                  ROBERT J. GILLESPIE
                         Age--57
                         Director since 1988
                         EXECUTIVE VICE PRESIDENT OF THE COMPANY
                         Mr. Gillespie was elected an Executive Vice President of the
                         Company in July 1995. He joined the Company in 1965 and in
                         1976 became President of Canada Starch Company, a subsidiary of the Company. In 1980 he was elected a Vice President of the Company and appointed President of the Corn Products
                         Unit of CPC North America. From 1988 to July 1995, he served as President of the Best Foods Division and was elected a
                         Senior Vice President of the Company in 1991. Mr. Gillespie
                         is also a director of Factory Mutual Insurance Company.

-------------------------------------------------------------------------------------

[PHOTO]                  ELLEN R. GORDON
                         Age--68
                         Director since 1991
                         PRESIDENT AND CHIEF OPERATING OFFICER OF TOOTSIE ROLL
                         INDUSTRIES, INC.
                         Ms. Gordon was elected President and Chief Operating Officer of Tootsie Roll Industries, Inc. in 1978 and she is a member of the Tootsie Roll Board. Prior to her election as
                         President, Ms. Gordon served as Senior Vice President. Ms.
                         Gordon is also a Director and Vice President of HDI
                         Investment Corp., a family investment company.


--------------------------------------------------------------------------------

[PHOTO]                  HENRIQUE DE CAMPOS MEIRELLES
                         Age--54
                         Director since 1997
                         PRESIDENT OF GLOBAL BANKING AND FINANCIAL SERVICES OF
                         FLEETBOSTON FINANCIAL CORP.
                         Mr. Meirelles was appointed President of Global Banking and
                         Financial Services of FleetBoston Financial Corp. on October
                         1, 1999. Previously, Mr. Meirelles served as Regional
                         Manager of Brazil for both BankBoston Corp. and BankBoston
                         N.A. from 1994, as General Manager of Brazil for the Bank
                         from 1984 to 1994, and President and Chief Operating Officer of BankBoston Corp. and BankBoston N.A. from 1996. Mr.
                         Meirelles is also a director of FleetBoston Corp., Champion
                         International Corporation, and Raytheon Company.


--------------------------------------------------------------------------------
              DIRECTORS CONTINUING IN OFFICE UNTIL 2002 (CLASS I)
--------------------------------------------------------------------------------

[PHOTO]                  CLATEO CASTELLINI
                         Age--64
                         Director since 1997
                         CHAIRMAN OF BECTON DICKINSON AND COMPANY
                         Mr. Castellini retired as President and Chief Executive
                         Officer of Becton Dickinson and Company in December 1999,
                         positions to which he was elected, along with Chairman, in
                         June 1994. Previously, he served as Medical Sector President from 1989 and was responsible for worldwide operations of
                         medical supplies and devices.

-------------------------------------------------------------------------------------

[PHOTO]                  RICHARD G. HOLDER
                         Age--68
                         Director since 1992
                         FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF REYNOLDS
                         METALS COMPANY
                         Mr. Holder served as President and Chief Operating Officer of Reynolds Metals Company from 1988 until May 1992, and as
                         Chairman and Chief Executive Officer until October 1996. Mr.
                         Holder is also a director of Corn Products International,
                         Inc., and Universal Corp.

                                       6

-------------------------------------------------------------------------------

[PHOTO]                  EILEEN S. KRAUS
                         Age--61
                         Director since 1994
                         CHAIRMAN OF FLEET NATIONAL BANK (CONNECTICUT)
                         Ms. Kraus served as Vice Chairman of Shawmut National
                         Corporation and President of Shawmut Bank Connecticut, N.A.
                         from September 1992 until December 1995. She assumed her
                         present position following Fleet Financial Group's
                         completion of its acquisition of Shawmut National
                         Corporation in December 1995. She is also a director of
                         ConnectiCare Holding Company, Inc. and ConnectiCare, Inc.,
                         Kaman Corporation, The Stanley Works, and Yankee Energy
                         System, Inc.

-------------------------------------------------------------------------------------

              PROPOSAL 2. RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors, in accordance with the recommendation of its Audit Committee, has appointed KPMG LLP ('KPMG') as independent auditors in respect of the Company's operations in 2000, subject to ratification by the stockholders. A partner of KPMG will be present at the stockholders' meeting and will have an opportunity to make a statement and respond to appropriate questions. KPMG also performs non-audit services for the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                              GENERAL INFORMATION
                CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

OVERSIGHT DUTIES

    The Board of Directors recognizes the breadth and importance of its duties both under the law and in keeping with its goal of achieving high standards in corporate governance. Within these broad overall duties, the Board believes that certain continuing oversight responsibilities should have priority on its agenda. These responsibilities include review of: Company strategy and results, management structure, performance and succession planning, Board effectiveness, ethical conduct and legal compliance, accounting and financial control, and the financial structure and preservation of assets. The processes for reviewing Company strategy and results, management structure, performance and succession planning are described below.

STRATEGY AND RESULTS

    The Board reviews the Company's long-term strategies and the management structures designed to implement these strategies. This review consists of steps that foster Board involvement at important points in the strategy formation process:

     At the start of each year, the Board conducts a review of the Bestfoods vision and the strategies supporting it.

     Thereafter, the Board reviews the strategic plans of the operating divisions based on the vision and strategies.

     During the year, the Board examines the capital expenditures that support the strategies and reviews the performance of recent acquisitions.

     After the end of each year, the Board conducts an annual review of operating results for the previous year and the goals and plans for the upcoming year.

MANAGEMENT STRUCTURE AND PERFORMANCE

    In fulfilling its responsibility to oversee the performance of the chief executive officer and other executive officers, the Board has the following practices:

     At the beginning of each year the Board, meeting in executive session, reviews the performance of senior management, the management organization and succession planning.

     With the chief executive officer absent, the Board in executive session reviews his performance, emphasizing his: leadership in development and implementation of strategies; leadership of the Company in achievement of superior corporate performance; establishment of an effective organizational structure that supports the strategies; development of an effective chief executive officer succession plan; promotion and implementation of Company principles that further the highest ethical practices and social values; and recommendations for improvements in corporate governance practices.

     Throughout the year, directors have opportunities to review management through informal one-on-one sessions with the chief executive officer, routine executive sessions at the end of Board meetings, and contact between outside directors and senior managers in informal settings, including visits by Board members to Company facilities.

CORPORATE GOVERNANCE

    This year the Board and the Corporate Governance Committee carried out a variety of activities in order to further enhance the corporate governance practices of the Board. These activities included a review of Board practices in the areas of: Board structure, performance, composition and effectiveness; Director evaluation, compensation and stock ownership guidelines; criteria for new director candidates; CEO evaluation; and limitations on directorships and Board tenure. The Board also considered issues contained in the Shareholder Rights Plan, the Company's By-Laws and the Certificate of Incorporation. The Board contrasted the Company's current practices with various published standards of corporate governance. This review process has been used to determine areas for further exploration. The Corporate Governance Committee also considered certain procedural aspects of Board conduct such as, adequacy of: pre-meeting materials, presentations and time spent in executive session.

COMMITTEES OF THE BOARD

    In order to fulfill its responsibilities, the Board delegates to its five Committees the authority to consider certain matters and report to the Board with appropriate recommendations. To enhance the effectiveness of the
Committees:

     Each Committee is chaired by an outside director.

     The chairmanships and memberships of all of the Committees are rotated on a regular 3-4 year basis to give the directors a broader knowledge of Company affairs and to impart fresh ideas to each Committee. The Chairman of a Committee is normally a director who has already served on that Committee for several years, and he or she then serves for a longer period than the other members.

     The Board conducts an annual review of the charter of each Committee.

     Each Committee establishes its own agendas for the year, and conducts a year-end evaluation of its performance by comparing the topics considered at meetings with its charter as established by the Board.

     Oral reports of Committee activities are given at each Board meeting and minutes of Committee meetings are sent to all of the directors.

                         CORPORATE GOVERNANCE COMMITTEE

                                      NUMBER OF MEETINGS
              MEMBERS                      IN 1999
              -------                 ------------------
      (all outside directors)

      R. G. Holder (Chair)                    1
      C. Castellini
      A. C. DeCrane, Jr.
      W. C. Ferguson
      B. S. Gordon
      E. R. Gordon
      L. I. Higdon, Jr.
      E. S. Kraus
      H. McGraw III
      H. de C. Meirelles
      W. S. Norman

                                   FUNCTIONS

Reviews the size, structure and organization of the Board and its Committees.

Evaluates Board performance and effectiveness.

Reviews the Compensation and Nominating Committee criteria for nomination of new and incumbent directors.

Establishes guidelines for Board tenure.

Reviews corporate governance matters.

                          CORPORATE AFFAIRS COMMITTEE

                                         NUMBER OF MEETINGS
                MEMBERS                       IN 1999
                -------                  ------------------
  (all outside directors, except for one)

  C. Castellini (Chair)                          3
  A. C. DeCrane, Jr.
  R. J. Gillespie
  B. S. Gordon
  E. R. Gordon
  W. S. Norman

                                   FUNCTIONS

Reviews policies and programs of the Company relating to customer and consumer relations, employee relations, health, safety and the environment, community relations, compliance with laws, disclosure of information and insider trading, and business ethics.

Reviews major litigation, crisis management organization, and programs for communication with investors, governments and the public.

                                AUDIT COMMITTEE

                                      NUMBER OF MEETINGS
              MEMBERS                      IN 1999
              -------                 ------------------
  (all outside directors)

  H. de C. Meirelles (Chair)                  4
  C. Castellini
  W. C. Ferguson
  B. S. Gordon
  H. McGraw III
  W. S. Norman

                                   FUNCTIONS

Reviews the scope and results of the annual audit, approves the non-audit services rendered by the independent auditors and considers the effect of such non-audit services on the independence of the auditors.

Recommends to the Board appointment of independent auditors for the ensuing year, subject to stockholder approval.

Reviews internal control systems and auditing procedures, accounting policies, financial structure and financial reporting. Meets privately on a regular basis with both the independent auditors and the corporate general auditor.

Reviews annually the independence of each outside director.

                     COMPENSATION AND NOMINATING COMMITTEE

                                      NUMBER OF MEETINGS
              MEMBERS                      IN 1999
              -------                 ------------------
   (all outside directors)

   A. C. DeCrane, Jr. (Chair)                 4
   E. R. Gordon
   L. I. Higdon, Jr.
   R. G. Holder
   E. S. Kraus

                                   FUNCTIONS

Approves executive officer compensation and incentive plans, reviews employee benefit plans and makes recommendations to the Board on such plans.

Recommends to the Board of Directors the compensation for outside directors and administers their compensation plans.

Reviews the performance of incumbent directors whose terms are expiring prior to recommending to the Board the nominees for election as directors at the annual meeting of stockholders.

Develops criteria for Board membership and considers candidates for membership on the Board. (Stockholders who want to recommend a candidate for consideration as a nominee for director may do so by writing to the Corporate Secretary and providing a statement of the candidate's qualifications and experience.)

                               FINANCE COMMITTEE

                                      NUMBER OF MEETINGS
              MEMBERS                      IN 1999
              -------                      -------
      (all outside directors)

   W. C. Ferguson (Chair)                     3
   L. I. Higdon, Jr.
   R. G. Holder
   E. S. Kraus
   H. McGraw III
   H. de C. Meirelles

                                   FUNCTIONS

Reviews policies and practices of the Company affecting its financial structure and position, short- and long-term financing, foreign exchange management, financial derivatives including commodities and hedging, capital expenditures, dividends, insurance coverage and taxes.

Recommends to the Board the appointment of trustees and investment managers under employee benefit plans and reviews their performance, and recommends the annual contributions by the Company to fund such plans.

QUALIFICATIONS OF DIRECTORS

    The Board of Directors presently consists of thirteen members, of whom eleven qualify as independent directors. The Board is divided into three classes, with one class standing for election each year for a three-year term. The Board believes that all of the independent directors act autonomously from management and do not have any relationships that would interfere with their free exercise of judgment and are eligible to serve on the Audit Committee and the Compensation and Nominating Committee under the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and the Internal Revenue Service. Every year the Audit Committee reviews the independent status of all such directors and reports on this to the Board. Based upon such review, all of the outside directors are determined to be 'independent' as none of these eleven directors:

     is a current or former employee or officer of the Company or an immediate family member of an officer of the Company;

     provides regular or personal services to the Company other than as a director or is employed by a company which receives remuneration for personal services;

     is an owner of 5% or more of a company which receives remuneration from the Company;

     is an officer, employee or owner of 5% or more of any company that acts as a supplier or customer of the Company where such purchases or sales exceed 5% of either entity's annual revenues;

     had a personal transaction with or indebtedness to the Company in excess of $60,000;

     is employed as an executive of another company where any Bestfoods executive serves on that company's compensation committee;

     received compensation from the Company in any capacity other than as a director.

    Our policy on tenure of directors requires independent directors and former chief executive officers of the Company to retire from the Board at the annual meeting of stockholders in the year following their 70th birthday, and employee directors when they leave the Company, whether or not the term for which they have been elected has expired. In keeping with this policy, two of the Company's independent directors retired in 1999.

DIRECTOR COMPENSATION

    Employee directors do not receive compensation for serving as directors. Independent directors are compensated as follows:

   Annual Board retainer.......................................  $60,000
   Annual retainer for Committee chair.........................    3,000
   Board attendance fee (per meeting)..........................    1,250
   Committee attendance fee (per meeting)......................    1,250
   Company facility visitation fee (per day)...................    1,250

    One-half of the Annual Board retainer is paid in cash and one-half is paid in the form of common stock of the Company which is mandatorily deferred until retirement under the Deferred Compensation Plan for Outside Directors (the 'Plan'). All or part of the cash portion of the retainer and fees may, at the director's option under the terms of the Plan, be deferred in the form of common stock of the Company or in an interest-bearing account, and paid after retirement from the Board. In 1999, each outside director was also credited with 500 shares of mandatorily deferred common stock of the Company under the Plan.

    In addition, the Company provides $100,000 of group term life insurance and up to $175,000 of travel accident insurance to the directors as well as director liability insurance for all directors.

DIRECTOR ATTENDANCE

    In 1999 the Board held seven regular meetings and two special meetings, and each of the directors attended at least 82 percent of these meetings. Attendance of all directors at meetings of the Board and of Committees on which they served averaged 97 percent.

CHARITABLE CONTRIBUTIONS

    To promote charitable giving, directors participate in our Charitable Awards Program under which the Company donates a total amount of up to $1 million to as many as four educational institutions with which we have recruiting, research and other relationships, as designated by each director. We pay these donations in ten annual installments after each director's death. Outside directors become vested in the program upon completion of ten years of service or retirement from the Board at age 70, and employee directors become vested upon completion of five years of service as a director or retirement at or after age 62. The program is financed through the purchase of life insurance policies and the Company receives a charitable deduction for donations made from the proceeds of the policies. Directors derive no financial benefit from the program.

    Each director may contribute up to $5,000 per year to certain tax-exempt organizations under the Company's matching gifts program which is available to full-time U.S. employees and their spouses as well as the directors. For each dollar contributed within the $5,000 limit, we contribute two dollars.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company believes that during 1999 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were timely filed; however, due to administrative error by our transfer agent, one report reflecting one transaction was filed late on behalf of Mary R. Henderson and one report reflecting two transactions was filed late on behalf of Anthony J. B. Simon, both of whom are Vice Presidents of the Company.

                             STOCK OWNERSHIP TABLE

    All of the unallocated shares of ESOP preferred stock (730,196 shares and 43.6 percent of the outstanding preferred stock of the Company) are held by Fidelity Management Trust Company of Boston, Massachusetts, the owner of record. To our best knowledge, there was no beneficial owner (person or group) of more than five percent of the outstanding common stock of the Company on February 29, 2000.

    The following table shows the common stock ownership as of February 29, 2000 of each director, the chief executive officer and each of the other four most highly compensated executive officers of the Company (the 'named executive officers'), and all directors and executive officers as a group. All directors and executive officers as a group own beneficially less than two percent of the outstanding common stock and less than five percent of the ESOP preferred stock.

                                          SHARES                 STOCK
                 NAME                    OWNED(1)    OTHER(2)   UNITS(3)   TOTAL(4)
                 ----                    --------    --------   --------   --------
C. Castellini..........................      2,000     --         4,999        6,999
A. C. DeCrane, Jr......................      1,000     --        12,763       13,763
W. C. Ferguson.........................      5,733     --        14,457       20,190
R. J. Gillespie........................     94,841   180,374     25,885      301,100
B. S. Gordon...........................     --         --         --          --
E. R. Gordon...........................      4,000     --        22,873       26,873
L. I. Higdon, Jr.......................      2,000     --         5,337        7,337
R. G. Holder...........................     --         4,000     16,088       20,088
B. H. Kastory..........................    118,972     4,200     41,266      164,438
E. S. Kraus............................        400     --        11,962       12,362
A. C. A. Krauss........................    111,513     --        32,273      143,786
H. McGraw III..........................      1,000     --         --           1,000
H. de C. Meirelles.....................     --         --         4,974        4,974
W. S. Norman...........................      2,051     --         9,240       11,291
I. M. Ramsay...........................     50,948     --         --          50,948
C. R. Shoemate.........................  1,256,357   239,625    110,037    1,606,019
All directors and executive officers as
  a group (33 persons).................  2,309,479   590,697    408,928    3,309,104

---------

(1) Includes all shares which may be purchased before April 30, 2000 upon the exercise of stock options as follows: R. J. Gillespie, 93,382; B. H. Kastory, 54,620; A. C. A. Krauss, 56,410; I. M. Ramsay, 13,700; C. R.
    Shoemate, 1,256,357; and all directors and executive officers as a group, 1,897,914. Also includes shares held in the Bestfoods Stock Fund of the Savings Plan.

(2) Includes shares held jointly with or owned by spouses or minor children or held in trust. C. R. Shoemate and all directors and executive officers as a group disclaim beneficial ownership of 46,408 and 82,983, respectively, of such shares.

(3) For the executive officers, the stock units represent an annual bonus that is deferred and credited in the form of common stock under the Deferred Stock Unit Plan. Such bonuses are payable in cash following retirement or termination of employment. For the outside directors, the stock units represent retainer and fees deferred in the form of common stock under the Deferred Compensation Plan for Outside Directors.

(4) In addition, Messrs. Gillespie, Kastory, Krauss, and Shoemate have, respectively, 6,833; 6,875; 2,688 and 6,725 shares, and all executive officers as a group have a total of 75,079 shares of ESOP preferred stock allocated to their accounts in the Savings Plan.

                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERVIEW

    The Company's compensation objective is to develop and maintain an executive compensation program which will attract, motivate, and retain executives with the technical and managerial capabilities required to meet the Company's short and long-term business objectives and, as a consequence, maximize returns to stockholders. In order to achieve this objective, the program must:

     Provide fully competitive compensation opportunities;

     Encourage executive behavior which supports business plans established by the Company and its operating units;

     Establish opportunities for executives to accumulate capital when the Company performs well.

    Underlying the Company's organization and compensation objectives and driving its actions are the following beliefs:

     Equity ownership and entrepreneurial perspective among executives are critical to establishing and maintaining performance in the best interests of the Company and its stockholders, especially on a long-term basis;

     Executives must have variable and leveraged compensation opportunities where compensation fluctuates in relationship to Company performance in sales, earnings, Economic Value Added (EVA), stockholder return and other measures, relative to other companies with which the Company competes in the product, labor and capital marketplaces;

     Executive compensation must support an appropriate and effective balance between short and long-term focus throughout the organization;

     Executive compensation must support an appropriate mix of organizational and individual performance.

COMPENSATION AND NOMINATING COMMITTEE RESPONSIBILITIES

    The Compensation and Nominating Committee of the Board of Directors, composed entirely of outside directors, has the responsibility to approve and administer all executive compensation plans and programs.

COMPENSATION COMPETITIVENESS

    In order to determine the competitive level of our compensation programs, the Company analyzes data from published surveys. An effort is made to gather data on our Peer Group of companies (as defined on page 24), but, since data are not available from all of the Peer Group of companies, other companies primarily in the food and consumer product industries are included. Every two years a study is conducted by an independent consultant and the results are presented to us to ensure the competitiveness of our programs.

ESTABLISHMENT OF BASE PAY LEVELS

    The Company's philosophy is to target base pay at the 50th percentile of our competitive marketplace. To accomplish this, the Company has established an executive salary structure. The midpoint of each salary grade approximates the market 50th percentile for each position. Executives progress through their assigned salary grades by receiving merit increases based on individual performance. Progress beyond the midpoint of each salary grade is based on continued good performance and contributions which provide value to the organization.

BASE SALARY OF THE CHIEF EXECUTIVE OFFICER

    In the case of the Chief Executive Officer, a salary increase of 4.8% effective May 1, 1999 was approved, bringing his salary to $990,000. This placed Mr. Shoemate's salary 1% above his salary grade midpoint. The increase was based on an evaluation of Mr. Shoemate's performance, time in his position, his position in his salary grade, and the Company's performance.

BASE SALARY OF OTHER NAMED EXECUTIVES

    The other named executives received base salary increases in 1999 within the guidelines described above that resulted in salaries varying from 20% below to 11% above their respective salary grade midpoints. Each individual's salary and salary actions were based on individual performance and time in current position.

ANNUAL INCENTIVE PLAN

    Together with base salary, annual incentive makes up total direct compensation. The objectives of the Annual Incentive Plan are the achievement of annual earnings goals, the effective utilization of assets as measured by EVA, and competitive performance with companies in our Peer Group. Goals are established at a level which, we expect, will put the Company in the top quartile of our Peer Group in earnings growth and total shareholder return.

    Incentive payments for executive officers are based on the achievement of the Company's annual earnings per share (EPS) goal and its Economic Value Added
(EVA) improvement goal. Executive officers with divisional responsibility must also achieve operating income and EVA goals that are based on corporate requirements, growth opportunities and other strategic factors relative to that division. After determining the incentive level based on business results, awards are adjusted up to 20% for achievement of Balanced Scorecard goals and for individual executive performance.

    The Annual Incentive Plan is sufficiently leveraged in order to provide top quartile total direct compensation when the Company achieves top quartile business results and market average total direct compensation when the Company achieves market average business results. The Plan also provides the opportunity for rewards that are above the top quartile target for outstanding business results and rewards that are well below market average for poor business results.

    Beginning in 1999, the Company introduced EVA improvement as a measure in determining the financial performance of the business. To focus managers on the importance of asset utilization in managing the Company, EVA improvement was added as a factor in determining annual incentive awards. For 1999, 75% of the potential incentive award was based on achievement of EPS and operating income goals and the remaining 25% was based on EVA improvement.

ANNUAL INCENTIVE OF THE CHIEF EXECUTIVE OFFICER

    In the case of Mr. Shoemate, a 1999 annual incentive payment of $2,200,000 or 36% above his 1999 incentive target was approved, bringing his total direct compensation for the year to $3,175,000. This level of direct compensation was based on achievement of 11.7% EPS growth and implementation and achievement of the corporate EVA improvement goal. Mr. Shoemate was also recognized for strategies designed to realize the Company's vision to become 'The Best International Food Company in the World', including continued emphasis on the Balanced Scorecard measurements and strong corporate governance.

ANNUAL INCENTIVE FOR OTHER NAMED EXECUTIVES

    Annual incentives for the remaining named executives were determined in accordance with the process described above, based on both corporate and divisional earnings performance and EVA improvement. Incentive payments for the other named executives ranged from 19% below to 21% above their specific 1999 incentive target.

LONG-TERM INCENTIVE COMPENSATION

    The Company provides for long-term compensation in the form of annual grants of performance units and stock options under the Stock and Performance Plan. The objective of the Stock and Performance Plan is improvement in shareholder value, defined as stock price appreciation plus dividends paid.

    The performance goal for this Plan is relative percentage improvement in shareholder value compared to the fourteen other companies in our Peer Group. Each performance cycle is four years in length. The Plan assumes an equal investment in the stock of Bestfoods and each of the peer companies at the beginning of the year for each Cycle. Dividends are reinvested and the relative change in value of each stock is measured at the end of the year for each Cycle.

    One quarter of the total shares awarded is eligible to be earned each year of the Cycle based on Bestfoods' stock performance relative to the other fourteen companies. 100% of each year's award is earned if Bestfoods relative shareholder value is in the top four companies, 85% is earned if Bestfoods is in fifth position, 75% is earned if Bestfoods is in sixth position, 65% is earned if Bestfoods is in seventh position, 50% is earned if Bestfoods is in eighth position, 35% is earned if Bestfoods is in ninth position, 25% is earned if Bestfoods is in tenth position, 15% is earned if Bestfoods is in eleventh position, and no shares are earned if Bestfoods is in the bottom four positions.

    For each performance cycle, participants are granted a number of performance units and stock options. The stock options are priced at the average of the high and low stock price on the date of grant. To the extent that performance units are earned, an equal number of stock options are cancelled. At the conclusion of a four-year performance cycle, all performance units earned during the Cycle are paid out and the remaining stock options are exercisable.

Participants also receive a cash award at the end of the Cycle equal to the number of units earned times the share price appreciation from the beginning to the end of the Cycle.

    The number of performance units granted to each participant at the start of each Cycle is based on a calculation of the present value of both the performance units and the stock options. The award is projected to provide market 50th percentile long-term compensation if, at the conclusion of the Cycle, Bestfoods averages the eighth position as defined above. Because the present value of a performance unit is significantly greater than that of a stock option, executives will earn awards that are increasingly above market 50th percentile as shareholders receive greater relative returns compared to our Peer Group. Conversely, executive awards will be below market 50th percentile if our competitive ranking falls below the eighth position as defined above.

PERFORMANCE PLAN PAYMENTS FOR 1996-1999 CYCLE

    Awards for the most recently completed Cycle (1996-1999) were paid in January 2000. The Company ranked seventh (65% earned) in the 1996 year, eleventh (15% earned) in the 1997 year, fourth (100% earned) in the 1998 year, and third (100% earned) in the 1999 year. Thus, at the conclusion of the 1996-1999 Cycle, executives earned 70% out of a possible total of 100% of the performance units granted. The 30% of performance units that were not earned are exercisable stock options. During the period, the Company's stock price increased from $33.1739 (January 2, 1996, adjusted for the spin-off of the Company's corn refining business on December 31, 1997) to $53.3707 (December 1999 average), providing executives a cash payment equal to the stock appreciation of $20.1968 times the 70% of shares they earned. During the 1996-1999 Cycle, the Peer Group consisted of the companies indicated on page 24. The sole exception is that for years 1996 and 1997 Archer Daniels Midland was included and Nabisco was not. The composition of the Peer Group was changed in 1998 following the spin-off of the Company's corn refining business on December 31, 1997.

PERFORMANCE PLAN AWARD TO THE CHIEF EXECUTIVE OFFICER

    In January of 1999, Mr. Shoemate was granted 100,000 performance units (with a tandem award of 100,000 stock options) to be earned over the 1999-2002 Cycle. Mr. Shoemate was also granted 100,000 stand-alone stock options. This award was based on his performance and practices in the competitive marketplace.

PERFORMANCE PLAN AWARDS TO THE OTHER NAMED EXECUTIVES

    The remaining named executives were granted performance units ranging from 20,000 to 40,000 performance units (with a tandem award of an equal number of stock options) for the same performance cycle. These awards were based on each executive's performance and practices in the competitive marketplace.

EXECUTIVE STOCK OWNERSHIP TARGETS

    For a number of years, the Company has maintained stock ownership targets for its executives. This is based on the belief that complete alignment of executive and shareholder interests is only possible if executives hold a substantial equity interest in the Company. The ownership target for the Chief Executive Officer is seven times base salary and for the other named executives it is five times base salary. All named executives meet or exceed these stock ownership guidelines.

DEDUCTIBILITY CAP ON COMPENSATION EXCEEDING $1,000,000

    Tax law limits the deductibility of annual compensation payments made to the named executives to $1 million. There is an exception to this limitation on deductibility if executive compensation meets certain objective performance standards. To this end, the Company amended the Plan so that long-term compensation payments, including stock options, meet this objective performance exception. In 1997, the Company's shareholders approved a new Executive Annual Incentive Plan so that short-term incentives also meet this exception. For 1999, the Committee has concluded that the $1 million cap rules will not result in the Company's loss of tax deductions. Although the Committee generally tries to avoid the loss of tax deductibility to the extent feasible and prudent, it retains the discretion to authorize payments that may not be deductible if the Committee determines that such compensation is in the best interest of the Company and its shareholders.

                                         Compensation and Nominating Committee:

                                         A. C. DeCrane, Jr., Chair
                                         E. R. Gordon
                                         L. I. Higdon, Jr.
                                         R. G. Holder
                                         E. S. Kraus

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation awarded or paid to the named executive officers during each of the last three fiscal years.

--------------------------------------------------------------------------------
                          SUMMARY COMPENSATION TABLE*
--------------------------------------------------------------------------------

                          ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                       --------------------------   -------------------------------------------
                                                                      AWARDS         PAYOUTS
                                                                   ------------   -------------
                                                     RESTRICTED     SECURITIES      LONG-TERM
      NAME AND                SALARY      BONUS        STOCK        UNDERLYING      INCENTIVE         ALL OTHER
 PRINCIPAL POSITION    YEAR     ($)      ($)(1)      AWARDS($)      OPTIONS #     PAYOUTS($)(2)   COMPENSATION($)(3)
 ------------------    ----   ------     ------      ---------      ---------     -------------   ------------------
C. R. Shoemate ......  1999   975,000   2,200,000       0            200,000        4,973,775          129,073
  Chairman, President  1998   926,667   1,600,000       0            427,430        4,702,703          128,675
  and Chief Executive  1997   871,667     725,000       0            435,602        3,268,514          111,548
  Officer
R. J. Gillespie .....  1999   622,500     920,000       0             40,000        1,989,510           88,160
  Executive Vice       1998   600,000     725,000       0             40,000        2,090,057           92,952
  President            1997   560,000     510,000       0             41,486        1,634,207           78,329
B. H. Kastory .......  1999   467,500     655,000       0             32,000        1,342,919           71,872
  Senior Vice          1998   445,000     520,000       0             32,000        1,254,003           78,460
  President            1997   412,500     300,000       0             28,002          898,809           63,648
A. C. A. Krauss .....  1999   475,417     440,000       0             29,000        1,342,919          169,527
  Senior Vice          1998   456,667     120,000       0             32,000        1,254,003          145,301
  President            1997   430,000     400,000       0             28,002          898,809          107,570
I. M. Ramsay ........  1999   331,250     400,000       0             20,000          795,752           20,075
  Senior Vice          1998   227,500     250,000     192,750(4)      16,000          627,015           14,200
  President            1997   190,000     135,000       0             16,594          490,232            8,650

---------
  * Changes in the identity of the five most highly compensated officers since the Company's 1999 Proxy Statement reflect retirements and performance of Company divisions.

(1) Upon adopting Economic Value Added (EVA) as a financial measure in 1999, a portion of annual bonus was based on achievement of EVA improvement goals. Based on our 1999 results, the Company withheld and reserved part of the annual bonus to ensure continuous improvement in earnings and EVA. The actual 1999 bonus received after reserving was as follows: C. R. Shoemate, $1,496,733; R. J. Gillespie, $682,267; B. H. Kastory $484,733; A. C. A.
    Krauss, $413,067; and I. M. Ramsay, $284,667.

(2) Includes cash and the market value of the Company's common stock paid in respect of performance units earned under the 1993 Stock and Performance Plan at the end of four-year performance cycles.

(3) Includes the following for 1999:

    a. Company matching contributions to defined contribution plans as follows:
       C. R. Shoemate, $74,246; R. J. Gillespie, $55,541; B. H. Kastory, $43,796; A. C. A. Krauss, $44,271; and I. M. Ramsay, $20,075.

    b. Value of premiums paid by the Company under the Executive Life Insurance Plan as follows: C. R. Shoemate, $45,049; R. J. Gillespie, $32,619; B. H. Kastory, $28,076; A. C. A. Krauss, $46,393; and I. M. Ramsay, $0.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

    c. For C. R. Shoemate, $9,778 of above-market interest at the rate credited to all participants in the Deferred Compensation Plan, pursuant to which all or a portion of annual bonus may be deferred and credited to an interest bearing account, and paid over a fifteen-year period following retirement.

(4) Represents the value of 4,000 shares of restricted stock on the date of award to I. M. Ramsay. Restrictions lapse on one half of the shares on the first anniversary date of the award, and the second half on the second anniversary of the award. Dividends are paid on restricted stock at the rate paid to all stockholders. None of the other named executive officers holds any shares of restricted stock.

--------------------------------------------------------------------------------
                             OPTION GRANTS IN 1999
--------------------------------------------------------------------------------

                                                                                   POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                      ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION
                             INDIVIDUAL GRANTS                                      FOR OPTION TERM(2)
----------------------------------------------------------------------------   -----------------------------
                        NUMBER OF      PERCENT OF
                       SECURITIES     TOTAL OPTIONS   EXERCISE
                       UNDERLYING      GRANTED TO      OR BASE
                         OPTIONS        EMPLOYEES       PRICE     EXPIRATION
NAME                  GRANTED(#)(1)      IN 1999      ($/SHARE)      DATE      0% ($)  5% ($)      10% ($)
----                  -------------      -------      ---------   ----------   ------  ------      -------
C. R. Shoemate.......    100,000           3.8%        48.1875     1/18/09       0    3,030,486    7,679,846
                         100,000           3.8%        48.1875     1/18/09       0    3,030,486    7,679,846
R. J. Gillespie......     40,000           1.5%        48.1875     1/18/09       0    1,212,194    3,071,939
B. H. Kastory........     32,000           1.2%        48.1875     1/18/09       0      969,756    2,457,551
A. C. A. Krauss......     29,000           1.1%        48.1875     1/18/09       0      878,841    2,227,155
I. M. Ramsay.........     20,000           0.8%        48.1875     1/18/09       0      606,097    1,535,969

---------
(1) The options listed were granted at an exercise price equal to the fair market value of Bestfoods stock on the date of grant and, except as described below, in tandem with an equivalent number of performance units under the 1993 Stock and Performance Plan. The performance units were issued for a cycle of four years' duration, with a goal based on relative performance in total shareholder return, determined by the increase in the value of common stock of the Company during each year of the cycle assuming reinvestment of dividends, measured against the performance of a Peer Group of companies. Up to 25% of the units may be earned in each year of the cycle and are payable at the conclusion of the cycle. To the extent performance units are earned and payable, a corresponding number of options are canceled. Under the 1993 Plan, in the event of a change in control of the Company, all performance cycles will terminate and participants will receive the value in cash of the performance units theretofore earned and 100% of the units that could have been earned during the remainder of the cycles. This column also includes, with respect to Mr. Shoemate, a grant of 100,000 stand-alone options under the 1993 Plan at an exercise price equal to the fair market value of the Company's stock on the date of grant. The amounts paid to the named executive officers for the 1996 cycle which ended in 1999 are shown as 'Long-Term Incentive Payouts' in the Summary Compensation Table on page 20.

(2) The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The amounts shown assume that no performance units will be earned so that all options granted will be exercisable.

--------------------------------------------------------------------------------
                      AGGREGATED OPTION EXERCISES IN 1999
                   AND OPTION VALUES AS OF DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                NUMBER OF                VALUE OF
                                                          SECURITIES UNDERLYING         UNEXERCISED
                                                               UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS AT               OPTIONS AT
                                                          DECEMBER 31, 1999 (#)   DECEMBER 31, 1999($)(2)
                                                          ---------------------   -----------------------
                       SHARES ACQUIRED       VALUE            EXERCISABLE/             EXERCISABLE/
NAME                   ON EXERCISE (#)   REALIZED($)(1)       UNEXERCISABLE            UNEXERCISABLE
----                   ---------------   --------------       -------------            -------------
C. R. Shoemate.......       18,150          353,992         1,156,357/365,474      14,854,091/2,288,438
R. J. Gillespie......      --                --                93,382/101,116        2,015,268/ 706,729
B. H. Kastory........      --                --                54,620/ 77,006        1,158,439/ 507,395
A. C. A. Krauss......      --                --                56,410/ 74,006        1,161,132/ 494,270
I. M. Ramsay.........      --                --                13,700/ 44,448          253,492/ 300,219

---------
(1) Amounts shown are based on the difference between the market value of Bestfoods common stock on the date of exercise and the exercise price.

(2) Amounts shown are based on the difference between the closing price of Bestfoods common stock on December 31, 1999 ($52.5625) and the exercise price or base price.

--------------------------------------------------------------------------------
                                   PENSION PLAN TABLE
--------------------------------------------------------------------------------

           5-YEAR AVERAGE                           YEARS OF SERVICE
               ANNUAL                  -------------------------------------------
            COMPENSATION                  15         20         25          30
            ------------                  --         --         --          --
 $1,200,000..........................    216,000    288,000    360,000      432,000
  1,400,000...........................   252,000    336,000    420,000      504,000
  1,600,000...........................   288,000    384,000    480,000      576,000
  1,800,000...........................   324,000    432,000    540,000      648,000
  2,000,000...........................   360,000    480,000    600,000      720,000
  2,200,000...........................   396,000    528,000    660,000      792,000
  2,400,000...........................   432,000    576,000    720,000      864,000
  2,600,000...........................   468,000    624,000    780,000      936,000
  2,800,000...........................   504,000    672,000    840,000    1,008,000
  3,000,000...........................   540,000    720,000    900,000    1,080,000
  3,200,000...........................   576,000    768,000    960,000    1,152,000

    The table shows annual pension benefits payable under the Company's defined benefit plans for salaried employees. No additional benefits accrue after 30 years of service. This table is based upon the current pension plan formula of 1.2% of average compensation per year of service up to 30 years. Prior to 1989 the formula provided a benefit of 1.5% of average compensation per year of service up to 30 years reduced by the Social Security benefit. Messrs. Shoemate, Gillespie and Kastory benefit from the prior formula for their years of service before 1989. Mr. Ramsay is covered by the international pension plan.

    Compensation covered by the plans is the combined annual compensation reported in the Salary and Bonus columns of the Summary Compensation Table on page 20. Each of the named executive officers has 30 years of service for purposes of the plans. Amounts shown in the Table are computed as a straight life annuity upon retirement at age 62 or later and are not subject to any deduction for Social Security benefits.

                         STOCKHOLDER RETURN COMPARISON

    The following graph compares the five-year cumulative total return to stockholders of our common stock with the cumulative total return of the Standard & Poor's Foods Index, the Standard & Poor's 500 Stock Index and a Peer Group Index of food and food-related companies. The companies in the Peer Group were approved by the Compensation and Nominating Committee in order to measure the Company's performance during each of the 1996, 1997, 1998 and 1999 performance cycles under the 1993 Stock and Performance Plan (see the Compensation and Nominating Committee Report on page 18). The historical performance of the Peer Group Index, weighted for market capitalization, is shown as a reference. The Peer Group consists of: Campbell Soup Company, ConAgra, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Hormel Foods Corporation, Kellogg Company, McCormick & Company, Incorporated, Nabisco Holdings Corp., The Quaker Oats Company, Sara Lee Corporation, Smucker (J.M.), Co., Unilever N.V., and Wm. Wrigley Jr. Company. The graph assumes initial investments of $100 on December 31, 1994 and reinvestment of dividends.

                                   BESTFOODS
                         STOCKHOLDER RETURN COMPARISON
                     FOR FIVE YEARS ENDED DECEMBER 31, 1999

-------------------------------------------------------------------------------
                    BASE PERIOD   RETURN   RETURN   RETURN   RETURN   RETURN
                        1994       1995     1996     1997     1998     1999
-------------------------------------------------------------------------------
Bestfoods                100      131.96   152.26   215.24   233.48   235.26
-------------------------------------------------------------------------------
S&P Foods Index          100      127.56   151.13   216.61   234.41   184.41
-------------------------------------------------------------------------------
S&P 500 Index            100      137.58   169.17   225.60   290.08   351.12
-------------------------------------------------------------------------------
Peer Group Index         100      129.55   152.00   216.89   231.29   181.76
-------------------------------------------------------------------------------

                              [PERFORMANCE GRAPH]

                             SEVERANCE ARRANGEMENTS

    The Company maintains severance agreements with its executive officers, including the named executive officers, which provide for a lump sum payment equal to three times the sum of the annual salary and bonus of the officer, and continuation of medical and insurance plans for a three-year period, if the officer's employment is terminated involuntarily other than for cause or voluntarily for good reason, within two years after a change in control of the Company. The agreements also provide that the amount of excise tax, if any, under the Internal Revenue Code to be paid by any executive officer shall be reimbursed by the Company.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    If any stockholder wants to submit a proposal for inclusion in the proxy material for the 2001 annual meeting which will be held on Thursday, April 26, 2001, it must be received by the Corporate Secretary by November 15, 2000. Also, under our By-Laws, a stockholder can present at an annual meeting any other business, including the nomination of candidates for director, only if the stockholder notifies the Corporate Secretary in writing of the business or candidates between November 16, 2000 and December 15, 2000. There are other procedural requirements in the By-Laws pertaining to stockholder nominations and proposals. Any stockholder may receive a copy of the By-Laws without charge by writing to the Corporate Secretary.

                                 OTHER BUSINESS

    We do not know of any other matters to be brought before the meeting. However, if other proposals are properly presented, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

                                          By order of the Board of Directors,
                                          Marjory A. Appel
                                          Marjory A. Appel
                                          Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[Logo]
Printed on Recycled Paper

                                                                     Appendix 1


                                    BESTFOODS

             Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting on April 27, 2000

P    The undersigned hereby appoints CHARLES R. SHOEMATE, EDUARDO B. SANCHEZ and
R    MARJORY A. APPEL as Proxies, each with the power to appoint his or her
O    substitute, and hereby authorizes each of them to represent and to vote, as
X    designated on the reverse side hereof, all the shares of common and ESOP
Y preferred stock of Bestfoods which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the Radisson Hotel Englewood, 401 South Van Brunt Street, Englewood, New Jersey on April 27, 2000 at 9:00 a.m., local time, or any adjournment thereof, and in their discretion, upon any other matters which may properly come before the meeting.



Election of Director for a term of two years.|          (Change of Address)
Nominee:                                     |
Harold McGraw III                            |   ------------------------------
                                             |
Election of Directors, each for a term       |   ------------------------------
of three years.                              |
Nominees:                                    |   ------------------------------
William C. Ferguson     William S. Norman    |
Bruce S. Gordon         Charles R. Shoemate  |   ------------------------------
Leo I. Higdon, Jr.                           |  (If you have written in the
                                                above space, please mark the
                                                corresponding box on the reverse
                                                side of this card.)


Printed on Recycled Paper                             SEE REVERSE SIDE

                              Fold and Detach Here

[X] Please mark your votes as in this example.                          6654
                                                                        ------
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. The ESOP Trustee shall vote unallocated ESOP preferred stock as directed on this proxy by the participant.


        The Board of Directors recommends a vote FOR Proposals 1 and 2.
1. Election of   FOR   WITHHELD      2. Appointment of KPMG    FOR    AGAINST    ABSTAIN
    Directors                           LLP as Independent
 (see reverse)                          Auditors

For, except vote withheld from the following nominee(s):

                                 Special Action

Discontinue Annual Report            Change of
Mailing for this Account   [ ]       Address on       [ ]
                                     Reverse Side




Admssion                      No. of
Ticket         [ ]            Persons____________
Request


                    Please date, sign exactly as name appears hereon and return promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     -------------------------------------------

                                     -------------------------------------------
                                     SIGNATURE (S)                         DATE

                               Fold and Detach Here


                                    BESTFOODS

         Your vote is important. Thank you for your time and attention.

Dear Stockholder:

Voting
------
Bestfoods offers you the ability to vote your shares by the Internet or by telephone, thus eliminating the need to return your proxy card. To vote your shares by these means, please use the Voter Control Number printed in the box above, just below the perforation. The series of numbers that appears in the box above must be used to access the system. To ensure that your vote will be counted, please cast your Internet or telephone vote before Midnight on April 26.

1. To vote by the Internet
   ------------------------
Log onto the Internet, go to the web site http://www.eproxyvote.com/bfo, and follow the instructions provided.

2. To vote by telephone
   ---------------------
On a touch-tone phone, call 1-877-779-8683 24 hours a day, seven days a week.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

Proposal 1: Election of Directors:  For a term of two years  For a term of three years
                                    01. Harold McGraw III    02. William C. Ferguson
                                                             03. Bruce S. Gordon
                                                             04. Leo I. Higdon, Jr.
                                                             05. William S. Norman
                                                             06. Charles R. Shoemate




Proposal 2: Ratification of appointment of independent auditors

Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card, so there is no need for you to mail back your proxy card.

ELECTRONIC RECEIPT OF PROXY MATERIALS
-------------------------------------
In addition to voting your shares by the Internet, you may consent to receive next year's proxy materials via the Internet, thus eliminating receipt by mail yet allowing you to print hard copies. You may consent by going to the web site http://www.econsent.com/bfo and following the instructions provided. You will continue to receive these materials online until you revoke your consent, which you may do at any time.